Exhibit 10.29

Busch Entertainment Corporation

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

October 6, 2009

Sesame Workshop

Attn: Executive Vice President

One Lincoln Plaza

New York, New York 10023

Re: Modification Consent

To Whom It May Concern:

Anheuser-Busch Companies, Inc. (“A-8 Inc.”) and an affiliate of Blackstone Capital Partners V L.P. (“Purchaser”) have entered into an equity purchase agreement (the “Purchase Agreement”) whereby (i) A-B Inc. has agreed to convert Busch Entertainment Corporation (the “Company”) into a limited liability company (the “Conversion”) and, thereafter, (ii) A-B Inc. has agreed to sell and Purchaser has agreed to buy, in accordance with the terms of the Purchase Agreement, the entire outstanding membership interest of the Company (the “Sale”). The Conversion and the Sale are collectively referred to herein as the “Transaction”.

Section 5.23 of the Amended and Restated Letter Agreement, dated April 1, 1983, between SPI, Inc. (predecessor to the Company) and Children’s Television Workshop (now doing business as Sesame Workshop) (the “1983 Agreement”), provides that, if consummated, the Sale will result in termination of the 1983 Agreement. By this letter (“1983 Agreement Consent”), the Company hereby requests your consent, in accordance with Section 26 of the 1983 Agreement, to modify the 1983 Agreement by deleting Section 5.2.7 thereto, so as to permit the Sale and to provide the other clarifications described below.

The Company and Sesame Workshop also are parties to a license agreement dated August 24, 2006 as amended and modified in a letter agreement dated the same date as this 1983 Agreement Consent (the “2006 Agreement Consent”) in which Sesame Workshop grants to Company certain consents in regard to such agreement (the “2006 Agreement”).

The Company acknowledges that, notwithstanding anything to the contrary in the 1983 Agreement, this modification is expressly conditioned upon prohibiting the Company from further assigning, sublicensing or pledging the 1983 Agreement except as follows: Company may assign, sublicense or pledge the 1983 Agreement without consent only on the same conditions and in the same transaction in which Company is permitted under the 2006 Agreement to assign, sublicense or pledge the 2006 Agreement.

The Company also acknowledges that your waiver and consent is further expressly conditioned upon prohibiting certain further changes in control of Company. To that end, Company and Sesame Workshop hereby agree that any termination right exercised by Sesame Workshop for a “Change of Control,” pursuant to Section 10.02(a) and (b) (subject to the exception in Section 10.03, as revised by the 2006 Agreement Consent) of the 2006 Agreement will automatically terminate the 1983 Agreement.

The Company and Sesame Workshop agree that the provisions of this 1983 Agreement Consent shall prevail over any conflicting provisions contained in the 1983 Agreement, including Section 20 thereof. Further, the Company and Sesame Workshop hereby agree that Section 5.2.7 is hereby deleted from the 1983 Agreement.

As farther consideration for the waiver and amendment herein contained, Sesame Workshop hereby represents and warrants to Company that Sesame Workshop now owns all of the rights granted to Company in the 1983 Agreement including, but not limited to, the CTW Elements and the Muppet Elements (as those terms are defined the 1983 Agreement) and that no consent is needed for the Transaction from any other party to the above agreements or any other agreement between the Company and Sesame Workshop and/or their respective predecessors or affiliates.

Please indicate your consent to the proposed Transaction and the foregoing provisions with respect to the Transaction by countersigning in the space below and returning an original copy of this letter by facsimile or email, with the original to follow by mail, as soon as reasonably possible, to me at the address above, by facsimile to (407) 226-5019 or by e-mail to Jim.Atchison@WorldsofDiscovery.com. The notice provisions in any of the above- mentioned agreements are deemed modified and/or waived to permit this signing process.

If you have any questions or comments concerning the Transaction or this request, please contact me at (407) 226-5001. Thank you for your prompt attention to this matter.

[Signature Page to Follow]

Sincerely,

BUSCH ENTERTAINMENT CORPORATION

By:	/s/ Jim Atchison
Name:	Jim Atchison
Title:	President

Countersigned

SESAME WORKSHOP (FORMERLY KNOWN AS CHILDREN’S TELEVISION WORKSHOP)

By:	/s/ H. Melvin Ming
Name:	H. Melvin Ming
Title:	Chief Operating Officer

[Signature page to 1983 Agreement]